Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE	Media contacts:
October 22, 2024	Katie Magnotta
201-602-9235
katie.magnotta@verizon.com

Eric Wilkens
201-572-9317
eric.wilkens@verizon.com

Verizon delivers strong third quarter results with customer growth in mobility, extending industry leadership

Achieves fixed wireless subscriber target 15 months ahead of schedule and double-digit growth in total broadband connections

Company remains on track to meet full-year 2024 financial guidance

3Q 2024 Highlights

Wireless: More than doubled wireless postpaid phone net additions year over year
•Total wireless service revenue1 of $19.8 billion, a 2.7 percent increase year over year.
•Retail postpaid phone net additions of 239,000, and retail postpaid net additions of 349,000.
•Retail postpaid phone churn of 0.89 percent, and retail postpaid churn of 1.16 percent.

Broadband: Achieved fixed wireless subscriber target 15 months ahead of schedule
•Total broadband net additions of 389,000. This was the ninth consecutive quarter with more than 375,000 broadband net additions.
•Total fixed wireless net additions of 363,000. At the end of third-quarter 2024, the company had a base of nearly 4.2 million fixed wireless subscribers. The company reached its fixed wireless subscriber target 15 months ahead of schedule, which is a reflection of the product's popularity and customer demand for high quality broadband services.
•Total broadband connections grew to more than 11.9 million as of the end of third-quarter 2024, representing a nearly 16 percent increase year over year.
•Fixed wireless revenue for third-quarter 2024 was $562 million, up $215 million year over year.

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Consolidated: Sustained focus on profitable growth
•Total operating revenue of $33.3 billion, essentially flat compared to third-quarter 2023.
•Consolidated net income for the third quarter of $3.4 billion, down from consolidated net income of $4.9 billion in third-quarter 2023. This decrease was primarily driven by severance charges of $1.7 billion related to separations under the company's voluntary separation program for select U.S.-based management employees as well as other headcount reduction initiatives. Consolidated adjusted EBITDA2 for the third quarter of $12.5 billion, up from $12.2 billion in third-quarter 2023.
•Earnings per share of $0.78, compared with earnings per share of $1.13 in third-quarter 2023; adjusted EPS2, excluding special items, of $1.19, compared with $1.22 in third-quarter 2023.

NEW YORK - Verizon Communications Inc. (NYSE, Nasdaq: VZ) reported third-quarter 2024 results today with customer growth in mobility and broadband. The company also continued its momentum in its three financial priorities of wireless service revenue, consolidated adjusted EBITDA and free cash flow.
"This has been a pivotal quarter for Verizon, with transformative strategic moves and continued operational excellence. We continue to deliver strong results in mobility and broadband, and we are on track to meet our full-year 2024 financial guidance, with wireless service revenue and adjusted EBITDA trending at or above the midpoint of the guided range," said Verizon Chairman and CEO Hans Vestberg. "Our new products — myPlan, myHome and Verizon Business Complete — and our brand refresh are resonating with customers. Through our pending acquisition of Frontier Communications, and our agreement for Vertical Bridge to lease, operate and manage thousands of wireless communications towers, we have set Verizon up for disciplined growth, now and into the future."
For third-quarter 2024, Verizon reported earnings per share of $0.78, compared with earnings per share of $1.13 in third-quarter 2023. On an adjusted basis2, excluding special items, EPS was $1.19 in third-quarter 2024, compared with adjusted EPS2 of $1.22 in third-quarter 2023.
Reported third-quarter 2024 financial results reflected $2.3 billion in charges related to special items. This included a severance charge of $1.7 billion related to separations under the

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company's voluntary separation program for select U.S.-based management employees as well as other headcount reduction initiatives; an asset and business rationalization charge of $374 million predominantly related to the decision to cease use of certain real estate assets and exit non-strategic portions of certain businesses; and amortization of intangible assets of $186 million related to Tracfone and other acquisitions.
Consolidated results: Financially disciplined, consistent with overall strategy
•Total consolidated operating revenue in third-quarter 2024 was $33.3 billion, essentially flat compared to third-quarter 2023, as service and other revenue growth was offset by declines in wireless equipment revenue.
•Total wireless service revenue1 in third-quarter 2024 was $19.8 billion, a sequential increase of $70 million, and an increase of 2.7 percent year over year. This increase was primarily driven by pricing actions implemented in recent quarters and growth from fixed wireless connections.
•Cash flow from operations year-to-date3 totaled $26.5 billion, compared with $28.8 billion in 2023. This result reflects higher cash taxes, as well as higher interest expense primarily driven by the decrease in capitalized interest and higher interest rates.
•Capital expenditures year-to-date3 were $12.0 billion.
•Free cash flow2 year-to-date3 was $14.5 billion, compared with $14.6 billion in 2023.
•Consolidated net income for third-quarter 2024 was $3.4 billion, down from consolidated net income of $4.9 billion in third-quarter 2023, and consolidated adjusted EBITDA2 was $12.5 billion, up from $12.2 billion in third-quarter 2023.
•Verizon's total unsecured debt as of the end of third-quarter 2024 was $126.4 billion, a $1.1 billion increase compared to second-quarter 2024, and approximately $70 million lower year over year. The company's net unsecured debt2 at the end of third-quarter 2024 was $121.4 billion. At the end of third-quarter 2024, Verizon's ratio of unsecured debt to net income (LTM) was 12.3 times and net unsecured debt to consolidated adjusted EBITDA ratio2 was 2.5 times.
Verizon Consumer: Seventh consecutive quarter of year over year growth in postpaid phone gross additions
•Total Verizon Consumer revenue in third-quarter 2024 was $25.4 billion, an increase of 0.4 percent year over year as gains in service revenue were partially offset by declines in wireless equipment revenue.
•Wireless service revenue in third-quarter 2024 was $16.4 billion, up 2.6 percent year over year, driven by growth in Consumer wireless postpaid average revenue per account (ARPA) from pricing actions and continued fixed wireless adoption.

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•Consumer wireless retail postpaid churn was 1.07 percent in third-quarter 2024, and wireless retail postpaid phone churn was 0.84 percent.
•In third-quarter 2024, Consumer reported 81,000 wireless retail postpaid phone net additions, compared with 51,000 net losses in third-quarter 2023. This improvement was driven by a 5.9 percent year over year increase in postpaid phone gross additions. This marks the seventh consecutive quarter of year over year growth in postpaid phone gross additions. Excluding the contribution from the company's second number offering, Consumer reported 18,000 wireless retail postpaid phone net additions. Verizon expects to have positive Consumer postpaid phone net additions for full-year 2024, with and without the contribution from the second number offering.
•In third-quarter 2024, Consumer reported 80,000 wireless retail prepaid net additions, excluding Safelink, Verizon's brand offering access to government-sponsored connectivity benefits and programs.
•Consumer reported 209,000 fixed wireless net additions and 39,000 Fios Internet net additions in third-quarter 2024. Consumer Fios revenue was $2.9 billion in third-quarter 2024.
•In third-quarter 2024, Consumer operating income was $7.6 billion, an increase of 0.8 percent year over year, and segment operating income margin was 30.0 percent, an increase from 29.9 percent in third-quarter 2023. Segment EBITDA2 in third-quarter 2024 was $11.0 billion, an increase of 1.8 percent year over year. This improvement can be attributed to service and other revenue growth partially offset by lower upgrade volumes. Segment EBITDA margin2 in third-quarter 2024 was 43.4 percent, an increase from 42.8 percent in third-quarter 2023.
Verizon Business: Continued mobility and broadband growth
•Total Verizon Business revenue was $7.4 billion in third-quarter 2024, a decrease of 2.3 percent year over year, as increases in wireless service revenue were more than offset by decreases in wireline revenue.
•Business wireless service revenue in third-quarter 2024 was $3.5 billion, an increase of 2.9 percent year over year. This result was driven by continued strong net additions for both mobility and fixed wireless, as well as benefits from pricing actions implemented in recent quarters.
•Business reported 281,000 wireless retail postpaid net additions in third-quarter 2024. This result included 158,000 postpaid phone net additions. The company experienced sustained growth in phone net additions across its small and medium business, enterprise, and public sector customers throughout the quarter.
•Business wireless retail postpaid churn was 1.45 percent in third-quarter 2024, and wireless retail postpaid phone churn was 1.12 percent.
•Business reported 154,000 fixed wireless net additions in third-quarter 2024.
•In third-quarter 2024, Verizon Business operating income was $565 million, an increase of 4.8 percent year over year, and segment operating income margin was 7.7 percent,

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an increase from 7.2 percent in third-quarter 2023. Segment EBITDA2 in third-quarter 2024 was $1.6 billion, a decrease of 3.7 percent year over year, driven by continued declines in wireline revenues. Segment EBITDA margin2 in third-quarter 2024 was 21.8 percent, a decrease from 22.1 percent in third-quarter 2023.
Outlook and guidance: Verizon is on track to meet financial guidance
The company does not provide a reconciliation for any of the following adjusted (non-GAAP) forecasts because it cannot, without unreasonable effort, predict the special items that could arise, and the company is unable to address the probable significance of the unavailable information.
For 2024, Verizon continues to expect the following:
•Total wireless service revenue growth1 of 2.0 percent to 3.5 percent.
•Adjusted EBITDA growth2 of 1.0 percent to 3.0 percent.
•Adjusted EPS2 of $4.50 to $4.70.
•Capital expenditures between $17.0 billion and $17.5 billion.
•Adjusted effective income tax rate2 in the range of 22.5 percent to 24.0 percent.
1 Total wireless service revenue represents the sum of Consumer and Business segments.
2 Non-GAAP financial measure. See the accompanying schedules and www.verizon.com/about/investors for reconciliations of non-GAAP financial measures cited in this document to most directly comparable financial measures under generally accepted accounting principles (GAAP).
3 Nine months ended September 30, 2024.
Verizon Communications Inc. (NYSE, Nasdaq: VZ) powers and empowers how its millions of customers live, work and play, delivering on their demand for mobility, reliable network connectivity and security. Headquartered in New York City, serving countries worldwide and nearly all of the Fortune 500, Verizon generated revenues of $134.0 billion in 2023. Verizon’s world-class team never stops innovating to meet customers where they are today and equip them for the needs of tomorrow. For more, visit verizon.com or find a retail location at verizon.com/stores.

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Forward-looking statements
In this communication we have made forward-looking statements. These statements are based on our estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed future results of operations. Forward-looking statements also include those preceded or followed by the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “forecasts,” “hopes,” “intends,” “plans,” “targets” or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The following important factors, along with those discussed in our filings with the Securities and Exchange Commission (the “SEC”), could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: the effects of competition in the markets in which we operate, including the inability to successfully respond to competitive factors such as prices, promotional

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incentives and evolving consumer preferences; failure to take advantage of, or respond to competitors' use of, developments in technology and address changes in consumer demand; performance issues or delays in the deployment of our 5G network resulting in significant costs or a reduction in the anticipated benefits of the enhancement to our networks; the inability to implement our business strategy; adverse conditions in the U.S. and international economies, including inflation and changing interest rates in the markets in which we operate; cyber attacks impacting our networks or systems and any resulting financial or reputational impact; damage to our infrastructure or disruption of our operations from natural disasters, extreme weather conditions, acts of war, terrorist attacks or other hostile acts and any resulting financial or reputational impact; disruption of our key suppliers’ or vendors' provisioning of products or services, including as a result of geopolitical factors or the potential impacts of global climate change; material adverse changes in labor matters and any resulting financial or operational impact; damage to our reputation or brands; the impact of public health crises on our operations, our employees and the ways in which our customers use our networks and other products and services; changes in the regulatory environment in which we operate, including any increase in restrictions on our ability to operate our networks or businesses; allegations regarding the release of hazardous materials or pollutants into the environment from our, or our predecessors’, network assets and any related government investigations, regulatory developments, litigation, penalties and other liability, remediation and compliance costs, operational impacts or reputational damage; our high level of indebtedness; significant litigation and any resulting material expenses incurred in defending against lawsuits or paying awards or settlements; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets affecting the cost, including interest rates, and/or availability of further financing; significant increases in benefit plan costs or lower investment returns on plan assets; changes in tax laws or regulations, or in their interpretation, or challenges to our tax positions, resulting in additional tax expense or liabilities; changes in accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; and risks associated with mergers, acquisitions and other strategic transactions, including our ability to consummate the proposed acquisition of Frontier Communications Parent, Inc. and obtain cost savings, synergies and other anticipated benefits within the expected time period or at all.

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Verizon Communications Inc.

Condensed Consolidated Statements of Income

(dollars in millions, except per share amounts)
Unaudited	3 Mos. Ended 9/30/24	3 Mos. Ended 9/30/23	% Change	9 Mos. Ended 9/30/24	9 Mos. Ended 9/30/23	% Change

Operating Revenues
Service revenues and other	$27,987	$27,523	1.7	$83,405	$81,994	1.7
Wireless equipment revenues	5,343	5,813	(8.1)	15,702	16,850	(6.8)
Total Operating Revenues	33,330	33,336	—	99,107	98,844	0.3

Operating Expenses
Cost of services	7,193	7,084	1.5	21,064	21,148	(0.4)
Cost of wireless equipment	6,047	6,353	(4.8)	17,519	18,557	(5.6)
Selling, general and administrative expense	9,706	7,995	21.4	25,873	23,754	8.9
Depreciation and amortization expense	4,458	4,431	0.6	13,386	13,108	2.1
Total Operating Expenses	27,404	25,863	6.0	77,842	76,567	1.7

Operating Income	5,926	7,473	(20.7)	21,265	22,277	(4.5)
Equity in losses of unconsolidated businesses	(24)	(18)	33.3	(47)	(42)	11.9
Other income, net	72	170	(57.6)	198	494	(59.9)
Interest expense	(1,672)	(1,433)	16.7	(5,005)	(3,925)	27.5
Income Before Provision For Income Taxes	4,302	6,192	(30.5)	16,411	18,804	(12.7)
Provision for income taxes	(891)	(1,308)	(31.9)	(3,576)	(4,136)	(13.5)
Net Income	$3,411	$4,884	(30.2)	$12,835	$14,668	(12.5)

Net income attributable to noncontrolling interests	$105	$122	(13.9)	$334	$349	(4.3)
Net income attributable to Verizon	3,306	4,762	(30.6)	12,501	14,319	(12.7)
Net Income	$3,411	$4,884	(30.2)	$12,835	$14,668	(12.5)

Basic Earnings Per Common Share
Net income attributable to Verizon	$0.78	$1.13	(31.0)	$2.96	$3.40	(12.9)
Weighted-average shares outstanding (in millions)	4,220	4,213		4,217	4,209

Diluted Earnings Per Common Share(1)
Net income attributable to Verizon	$0.78	$1.13	(31.0)	$2.96	$3.40	(12.9)
Weighted-average shares outstanding (in millions)	4,225	4,216		4,221	4,214
Footnotes:
(1)Diluted Earnings per Common Share includes the dilutive effect of shares issuable under our stock-based compensation plans, which represents the only potential dilution.

Verizon Communications Inc.

Condensed Consolidated Balance Sheets

(dollars in millions)
Unaudited	9/30/24	12/31/23	$ Change

Assets
Current assets
Cash and cash equivalents	$4,987	$2,065	$2,922
Accounts receivable	27,040	26,102	938
Less Allowance for credit losses	1,086	1,017	69
Accounts receivable, net	25,954	25,085	869
Inventories	2,523	2,057	466
Prepaid expenses and other	7,177	7,607	(430)
Total current assets	40,641	36,814	3,827

Property, plant and equipment	327,555	320,108	7,447
Less Accumulated depreciation	220,027	211,798	8,229
Property, plant and equipment, net	107,528	108,310	(782)
Investments in unconsolidated businesses	867	953	(86)
Wireless licenses	156,481	155,667	814
Goodwill	22,844	22,843	1
Other intangible assets, net	10,674	11,057	(383)
Operating lease right-of-use assets	23,613	24,726	(1,113)
Other assets	18,516	19,885	(1,369)
Total assets	$381,164	$380,255	$909

Liabilities and Equity
Current liabilities
Debt maturing within one year	$21,763	$12,973	$8,790
Accounts payable and accrued liabilities	22,222	23,453	(1,231)
Current operating lease liabilities	4,312	4,266	46
Other current liabilities	13,519	12,531	988
Total current liabilities	61,816	53,223	8,593

Long-term debt	128,878	137,701	(8,823)
Employee benefit obligations	12,744	13,189	(445)
Deferred income taxes	45,865	45,781	84
Non-current operating lease liabilities	19,247	20,002	(755)
Other liabilities	14,946	16,560	(1,614)
Total long-term liabilities	221,680	233,233	(11,553)

Equity
Common stock	429	429	—
Additional paid in capital	13,479	13,631	(152)
Retained earnings	86,958	82,915	4,043
Accumulated other comprehensive loss	(1,665)	(1,380)	(285)
Common stock in treasury, at cost	(3,585)	(3,821)	236
Deferred compensation – employee stock ownership plans and other	710	656	54
Noncontrolling interests	1,342	1,369	(27)
Total equity	97,668	93,799	3,869
Total liabilities and equity	$381,164	$380,255	$909

Verizon Communications Inc.

Consolidated - Selected Financial and Operating Statistics

(dollars in millions, except per share amounts)
Unaudited	9/30/24		12/31/23

Total debt	$150,641		$150,674
Unsecured debt	$126,369		$128,491
Net unsecured debt(1)	$121,382		$126,426
Unsecured debt / Consolidated Net Income (LTM)	12.3	x	10.6	x
Net unsecured debt / Consolidated Adjusted EBITDA(1)(2)	2.5	x	2.6	x
Common shares outstanding end of period (in millions)	4,210		4,204
Total employees (‘000)(3)	101.2		105.4
Quarterly cash dividends declared per common share	$0.6775		$0.6650
Footnotes:
(1)Non-GAAP financial measure.
(2)Consolidated Adjusted EBITDA excludes the effects of non-operational items and special items.
(3)Number of employees on a full-time equivalent basis.

Verizon Communications Inc.

Condensed Consolidated Statements of Cash Flows

(dollars in millions)
Unaudited	9 Mos. Ended 9/30/24	9 Mos. Ended 9/30/23	$ Change

Cash Flows from Operating Activities
Net Income	$12,835	$14,668	$(1,833)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	13,386	13,108	278
Employee retirement benefits	469	161	308
Deferred income taxes	247	822	(575)
Provision for expected credit losses	1,623	1,596	27
Equity in losses of unconsolidated businesses, inclusive of dividends received	62	69	(7)
Changes in current assets and liabilities, net of effects from acquisition/disposition of businesses	(2,609)	972	(3,581)
Other, net	467	(2,598)	3,065
Net cash provided by operating activities	26,480	28,798	(2,318)

Cash Flows from Investing Activities
Capital expenditures (including capitalized software)	(12,019)	(14,164)	2,145
Acquisitions of wireless licenses	(768)	(1,859)	1,091
Collateral receipts (payments) related to derivative contracts, net	(332)	162	(494)
Other, net	6	253	(247)
Net cash used in investing activities	(13,113)	(15,608)	2,495

Cash Flows from Financing Activities
Proceeds from long-term borrowings	3,142	1,999	1,143
Proceeds from asset-backed long-term borrowings	8,229	4,656	3,573
Net proceeds from short-term commercial paper	—	333	(333)
Repayments of long-term borrowings and finance lease obligations	(6,623)	(5,568)	(1,055)
Repayments of asset-backed long-term borrowings	(6,158)	(3,729)	(2,429)
Dividends paid	(8,399)	(8,231)	(168)
Other, net	(1,668)	(1,101)	(567)
Net cash used in financing activities	(11,477)	(11,641)	164

Increase in cash, cash equivalents and restricted cash	1,890	1,549	341
Cash, cash equivalents and restricted cash, beginning of period	3,497	4,111	(614)
Cash, cash equivalents and restricted cash, end of period	$5,387	$5,660	$(273)

Verizon Communications Inc.

Consumer - Selected Financial Results

(dollars in millions)
Unaudited	3 Mos. Ended 9/30/24	3 Mos. Ended 9/30/23	% Change	9 Mos. Ended 9/30/24	9 Mos. Ended 9/30/23	% Change

Operating Revenues
Service	$19,260	$18,850	2.2	$57,466	$55,947	2.7
Wireless equipment	4,478	4,902	(8.6)	13,111	14,210	(7.7)
Other	1,622	1,505	7.8	4,767	4,515	5.6
Total Operating Revenues	25,360	25,257	0.4	75,344	74,672	0.9

Operating Expenses
Cost of services	4,567	4,419	3.3	13,554	13,218	2.5
Cost of wireless equipment	4,850	5,133	(5.5)	14,032	14,950	(6.1)
Selling, general and administrative expense	4,928	4,886	0.9	15,064	14,795	1.8
Depreciation and amortization expense	3,411	3,272	4.2	10,114	9,733	3.9
Total Operating Expenses	17,756	17,710	0.3	52,764	52,696	0.1

Operating Income	$7,604	$7,547	0.8	$22,580	$21,976	2.7
Operating Income Margin	30.0%	29.9%		30.0%	29.4%

Segment EBITDA(1)	$11,015	$10,819	1.8	$32,694	$31,709	3.1
Segment EBITDA Margin(1)	43.4%	42.8%		43.4%	42.5%
Footnotes:
(1) Non-GAAP financial measure.
The segment financial results and metrics above exclude the effects of special items (other than the effects of acquisition-related intangible asset amortization), which the Company’s chief operating decision maker does not consider in assessing segment performance.
Certain intersegment transactions with corporate entities have not been eliminated.

Verizon Communications Inc.

Consumer - Selected Operating Statistics

Unaudited				9/30/24	9/30/23	% Change

Connections (‘000):
Wireless retail postpaid				94,005	92,704	1.4
Wireless retail prepaid				20,206	21,420	(5.7)
Total wireless retail				114,211	114,124	0.1

Wireless retail prepaid excl. SafeLink				18,780	19,123	(1.8)
Wireless retail postpaid phone				74,624	74,407	0.3

Fios video				2,744	3,013	(8.9)
Fios internet				7,088	6,923	2.4

Fixed wireless access (FWA) broadband				2,498	1,641	52.2
Wireline broadband				7,264	7,151	1.6
Total broadband				9,762	8,792	11.0

Unaudited	3 Mos. Ended 9/30/24	3 Mos. Ended 9/30/23	% Change	9 Mos. Ended 9/30/24	9 Mos. Ended 9/30/23	% Change

Gross Additions (‘000):
Wireless retail postpaid	3,088	3,152	(2.0)	8,972	9,290	(3.4)
Wireless retail postpaid phone	1,952	1,843	5.9	5,420	5,037	7.6

Net Additions Detail (‘000):
Wireless retail postpaid	68	251	(72.9)	215	876	(75.5)
Wireless retail prepaid	(69)	(207)	66.7	(909)	(862)	(5.5)
Total wireless retail	(1)	44	*	(694)	14	*

Wireless retail prepaid excl. SafeLink	80	(221)	*	(63)	(815)	92.3
Wireless retail postpaid phone	81	(51)	*	(85)	(450)	81.1

Fios video	(74)	(78)	5.1	(207)	(221)	6.3
Fios internet	39	69	(43.5)	112	183	(38.8)

FWA broadband	209	251	(16.7)	630	758	(16.9)
Wireline broadband	26	53	(50.9)	75	135	(44.4)
Total broadband	235	304	(22.7)	705	893	(21.1)

Churn Rate:
Wireless retail postpaid	1.07%	1.04%		1.04%	1.01%
Wireless retail postpaid phone	0.84%	0.85%		0.82%	0.82%
Wireless retail prepaid	4.08%	4.39%		4.28%	4.31%
Wireless retail prepaid excl. SafeLink	3.72%	3.85%		3.64%	3.76%
Wireless retail	1.61%	1.68%		1.62%	1.65%

Revenue Statistics (in millions):
Wireless service revenue	$16,377	$15,963	2.6	$48,853	$47,324	3.2
Fios revenue	$2,916	$2,897	0.7	$8,708	$8,672	0.4

Verizon Communications Inc.

Consumer - Selected Operating Statistics (continued)

Unaudited	3 Mos. Ended 9/30/24	3 Mos. Ended 9/30/23	% Change	9 Mos. Ended 9/30/24	9 Mos. Ended 9/30/23	% Change

Other Wireless Statistics:
Wireless retail postpaid ARPA(1)	$139.06	$133.47	4.2	$137.75	$131.79	4.5
Wireless retail postpaid upgrade rate	3.2%	3.6%
Wireless retail postpaid accounts (‘000)(2)				32,719	32,938	(0.7)
Wireless retail postpaid connections per account(2)				2.87	2.81	2.1
Wireless retail prepaid ARPU(3)	$30.70	$31.87	(3.7)	$30.93	$31.32	(1.2)
Wireless retail prepaid ARPU(3) excl. SafeLink	$32.41	$33.13	(2.2)	$32.38	$32.72	(1.0)
Footnotes:
(1) Wireless retail postpaid ARPA - average service revenue per account from retail postpaid accounts.
(2) Statistics presented as of end of period.
(3) Wireless retail prepaid ARPU - average service revenue per unit from retail prepaid connections.
Where applicable, the operating results reflect certain adjustments, including those related to the 3G network shutdowns, migration activity among different types of devices and plans, customer profile changes, and adjustments in connection with mergers, acquisitions and divestitures.
Certain intersegment transactions with corporate entities have not been eliminated.
* Not meaningful

Verizon Communications Inc.

Business - Selected Financial Results

(dollars in millions)
Unaudited	3 Mos. Ended 9/30/24	3 Mos. Ended 9/30/23	% Change	9 Mos. Ended 9/30/24	9 Mos. Ended 9/30/23	% Change

Operating Revenues
Enterprise and Public Sector	$3,538	$3,787	(6.6)	$10,670	$11,358	(6.1)
Business Markets and Other	3,263	3,184	2.5	9,661	9,397	2.8
Wholesale	550	556	(1.1)	1,696	1,749	(3.0)
Total Operating Revenues	7,351	7,527	(2.3)	22,027	22,504	(2.1)

Operating Expenses
Cost of services	2,440	2,536	(3.8)	7,327	7,661	(4.4)
Cost of wireless equipment	1,197	1,220	(1.9)	3,487	3,606	(3.3)
Selling, general and administrative expense	2,109	2,105	0.2	6,503	6,290	3.4
Depreciation and amortization expense	1,040	1,127	(7.7)	3,246	3,324	(2.3)
Total Operating Expenses	6,786	6,988	(2.9)	20,563	20,881	(1.5)

Operating Income	$565	$539	4.8	$1,464	$1,623	(9.8)
Operating Income Margin	7.7%	7.2%		6.6%	7.2%

Segment EBITDA(1)	$1,605	$1,666	(3.7)	$4,710	$4,947	(4.8)
Segment EBITDA Margin(1)	21.8%	22.1%		21.4%	22.0%
Footnotes:
(1) Non-GAAP financial measure.
The segment financial results and metrics above exclude the effects of special items (other than the effects of acquisition-related intangible asset amortization), which the Company’s chief operating decision maker does not consider in assessing segment performance.
Certain intersegment transactions with corporate entities have not been eliminated.

Verizon Communications Inc.

Business - Selected Operating Statistics

Unaudited				9/30/24	9/30/23	% Change

Connections (‘000):
Wireless retail postpaid				30,532	29,455	3.7
Wireless retail postpaid phone				18,649	18,019	3.5

Fios video				56	63	(11.1)
Fios internet				397	383	3.7

FWA broadband				1,698	1,038	63.6
Wireline broadband				459	461	(0.4)
Total broadband				2,157	1,499	43.9

Unaudited	3 Mos. Ended 9/30/24	3 Mos. Ended 9/30/23	% Change	9 Mos. Ended 9/30/24	9 Mos. Ended 9/30/23	% Change

Gross Additions (‘000):
Wireless retail postpaid	1,601	1,618	(1.1)	4,711	4,815	(2.2)
Wireless retail postpaid phone	784	761	3.0	2,249	2,251	(0.1)

Net Additions Detail (‘000):
Wireless retail postpaid	281	330	(14.8)	727	950	(23.5)
Wireless retail postpaid phone	158	151	4.6	404	431	(6.3)

Fios video	(2)	(1)	*	(5)	(4)	(25.0)
Fios internet	4	3	33.3	12	10	20.0

FWA broadband	154	133	15.8	465	403	15.4
Wireline broadband	—	(3)	*	(1)	(7)	85.7
Total broadband	154	130	18.5	464	396	17.2

Churn Rate:
Wireless retail postpaid	1.45%	1.47%		1.47%	1.48%
Wireless retail postpaid phone	1.12%	1.14%		1.12%	1.13%

Revenue Statistics (in millions):
Wireless service revenue	$3,466	$3,367	2.9	$10,276	$10,008	2.7
Fios revenue	$314	$308	1.9	$938	$923	1.6

Other Operating Statistics:
Wireless retail postpaid upgrade rate	2.5%	2.9%
Footnotes:
Where applicable, the operating results reflect certain adjustments, including those related to the 3G network shutdowns, migration activity among different types of devices and plans, customer profile changes, and adjustments in connection with mergers, acquisitions and divestitures.
Certain intersegment transactions with corporate entities have not been eliminated.
* Not meaningful

Verizon Communications Inc.

Supplemental Information - Total Wireless Operating and Financial Statistics

The following supplemental schedule contains certain financial and operating metrics which reflect an aggregation of our Consumer and Business segments’ wireless results.

Unaudited				9/30/24	9/30/23	% Change

Connections (‘000)
Retail postpaid				124,537	122,159	1.9
Retail prepaid				20,206	21,420	(5.7)
Total retail				144,743	143,579	0.8

Retail prepaid excl. SafeLink				18,780	19,123	(1.8)
Retail postpaid phone				93,273	92,426	0.9
Unaudited	3 Mos. Ended 9/30/24	3 Mos. Ended 9/30/23	% Change	9 Mos. Ended 9/30/24	9 Mos. Ended 9/30/23	% Change

Net Additions Detail (‘000)
Retail postpaid phone	239	100	*	319	(19)	*
Retail postpaid	349	581	(39.9)	942	1,826	(48.4)
Retail prepaid	(69)	(207)	66.7	(909)	(862)	(5.5)
Total retail	280	374	(25.1)	33	964	(96.6)

Retail prepaid excl. SafeLink	80	(221)	*	(63)	(815)	92.3

Account Statistics
Retail postpaid accounts (‘000)(1)				34,746	34,855	(0.3)
Retail postpaid connections per account(1)				3.58	3.50	2.3
Retail postpaid ARPA(2)	$162.05	$156.13	3.8	$160.50	$154.30	4.0
Retail prepaid ARPU(3)	$30.70	$31.87	(3.7)	$30.93	$31.32	(1.2)
Retail prepaid ARPU(3) excl. SafeLink	$32.41	$33.13	(2.2)	$32.38	$32.72	(1.0)

Churn Detail
Retail postpaid phone	0.89%	0.90%		0.88%	0.88%
Retail postpaid	1.16%	1.15%		1.14%	1.12%
Retail prepaid	4.08%	4.39%		4.28%	4.31%
Retail prepaid excl. SafeLink	3.72%	3.85%		3.64%	3.76%
Retail	1.57%	1.63%		1.59%	1.61%

Retail Postpaid Connection Statistics
Upgrade rate	3.0%	3.4%

Revenue Statistics (in millions)(4)
FWA revenue	$562	$347	62.0	$1,528	$899	70.0
Wireless service	$19,843	$19,330	2.7	$59,129	$57,332	3.1
Wireless equipment	5,343	5,813	(8.1)	15,702	16,850	(6.8)
Wireless other	1,662	1,507	10.3	4,847	4,508	7.5
Total Wireless	$26,848	$26,650	0.7	$79,678	$78,690	1.3
Footnotes:
(1) Statistics presented as of end of period.
(2) Wireless retail postpaid ARPA - average service revenue per account from retail postpaid accounts.
(3) Wireless retail prepaid ARPU - average service revenue per unit from retail prepaid connections.
(4) Intersegment transactions between Consumer or Business segment with corporate entities have not been eliminated.
Where applicable, the operating results reflect certain adjustments, including those related to the 3G network shutdowns, migration activity among different types of devices and plans, customer profile changes, and adjustments in connection with mergers, acquisitions and divestitures.
* Not meaningful

Verizon Communications Inc.
Non-GAAP Reconciliations - Consolidated Verizon

Consolidated EBITDA and Consolidated Adjusted EBITDA
(dollars in millions)
Unaudited	3 Mos. Ended 9/30/24	3 Mos. Ended 6/30/24	3 Mos. Ended 3/31/24	3 Mos. Ended 12/31/23	3 Mos. Ended 9/30/23	3 Mos. Ended 6/30/23	3 Mos. Ended 3/31/23

Consolidated Net Income (Loss)	$3,411	$4,702	$4,722	$(2,573)	$4,884	$4,766	$5,018
Add:
Provision for income taxes	891	1,332	1,353	756	1,308	1,346	1,482
Interest expense	1,672	1,698	1,635	1,599	1,433	1,285	1,207
Depreciation and amortization expense(1)	4,458	4,483	4,445	4,516	4,431	4,359	4,318
Consolidated EBITDA	$10,432	$12,215	$12,155	$4,298	$12,056	$11,756	$12,025

Add/(subtract):
Other (income) expense, net(2)	$(72)	$72	$(198)	$807	$(170)	$(210)	$(114)
Equity in (earnings) losses of unconsolidated businesses	24	14	9	11	18	33	(9)
Severance charges	1,733	—	—	296	—	237	—
Asset and business rationalization	374	—	—	325	—	155	—
Legacy legal matter	—	—	106	—	—	—	—
Verizon Business Group goodwill impairment	—	—	—	5,841	—	—	—
Legal settlement	—	—	—	100	—	—	—
Business transformation costs	—	—	—	—	176	—	—
Non-strategic business shutdown	—	—	—	—	158	—	—
	2,059	86	(83)	7,380	182	215	(123)
Consolidated Adjusted EBITDA	$12,491	$12,301	$12,072	$11,678	$12,238	$11,971	$11,902
Footnotes:
(1) Includes Amortization of acquisition-related intangible assets and a portion of the Non-strategic business shutdown, where applicable.
(2) Includes Pension and benefits remeasurement adjustments, where applicable.

Verizon Communications Inc.

Consolidated EBITDA and Consolidated Adjusted EBITDA (LTM)
(dollars in millions)
Unaudited	12 Mos. Ended 9/30/24	12 Mos. Ended 6/30/24	12 Mos. Ended 12/31/23

Consolidated Net Income	$10,262	$11,735	$12,095
Add:
Provision for income taxes	4,332	4,749	4,892
Interest expense	6,604	6,365	5,524
Depreciation and amortization expense(1)	17,902	17,875	17,624
Consolidated EBITDA	$39,100	$40,724	$40,135

Add/(subtract):
Other expense, net(2)	$609	$511	$313
Equity in losses of unconsolidated businesses	58	52	53
Severance charges	2,029	296	533
Asset and business rationalization	699	325	480
Legacy legal matter	106	106	—
Verizon Business Group goodwill impairment	5,841	5,841	5,841
Legal settlement	100	100	100
Business transformation costs	—	176	176
Non-strategic business shutdown	—	158	158
	9,442	7,565	7,654
Consolidated Adjusted EBITDA	$48,542	$48,289	$47,789

Footnotes:
(1) Includes Amortization of acquisition-related intangible assets and a portion of the Non-strategic business shutdown, where applicable.
(2) Includes Pension and benefits remeasurement adjustments, where applicable.

Verizon Communications Inc.

Net Unsecured Debt and Net Unsecured Debt to Consolidated Adjusted EBITDA Ratio
(dollars in millions)
Unaudited	9/30/24		6/30/24	12/31/23		9/30/23

Debt maturing within one year	$21,763		$23,255	$12,973		$12,950
Long-term debt	128,878		126,022	137,701		134,441
Total Debt	150,641		149,277	150,674		147,391
Less Secured debt	24,272		24,015	22,183		20,951
Unsecured Debt	126,369		125,262	128,491		126,440
Less Cash and cash equivalents	4,987		2,432	2,065		4,210
Net Unsecured Debt	$121,382		$122,830	$126,426		$122,230
Consolidated Net Income (LTM)	$10,262			$12,095
Unsecured Debt to Consolidated Net Income Ratio	12.3	x		10.6	x
Consolidated Adjusted EBITDA (LTM)	$48,542			$47,789
Net Unsecured Debt to Consolidated Adjusted EBITDA Ratio	2.5	x		2.6	x

Adjusted Earnings per Common Share (Adjusted EPS)
(dollars in millions, except per share amounts)
Unaudited	3 Mos. Ended 9/30/24					3 Mos. Ended 9/30/23
	Pre-tax	Tax	After-Tax			Pre-tax	Tax	After-Tax
EPS				$0.78					$1.13
Amortization of acquisition-related intangible assets	$186	$(46)	$140	0.03		$224	$(56)	$168	0.04
Severance charges	1,733	(429)	1,304	0.31		—	—	—	—
Asset and business rationalization	374	(90)	284	0.07		—	—	—	—
Business transformation costs	—	—	—	—	—	176	(45)	131	0.03
Non-strategic business shutdown	—	—	—	—		179	(83)	96	0.02
	$2,293	$(565)	$1,728	$0.41		$579	$(184)	$395	$0.09
Adjusted EPS				$1.19					$1.22
Footnote:
Adjusted EPS may not add due to rounding.

Free Cash Flow
(dollars in millions)
Unaudited	9 Mos. Ended 9/30/24	9 Mos. Ended 9/30/23

Net Cash Provided by Operating Activities	$26,480	$28,798
Capital expenditures (including capitalized software)	(12,019)	(14,164)
Free Cash Flow	$14,461	$14,634

Verizon Communications Inc.
Non-GAAP Reconciliations - Segments

Segment EBITDA and Segment EBITDA Margin

Consumer
(dollars in millions)
Unaudited	3 Mos. Ended 9/30/24	3 Mos. Ended 9/30/23	9 Mos. Ended 9/30/24	9 Mos. Ended 9/30/23

Operating Income	$7,604	$7,547	$22,580	$21,976
Add Depreciation and amortization expense	3,411	3,272	10,114	9,733
Segment EBITDA	$11,015	$10,819	$32,694	$31,709
Year over year change %	1.8%		3.1%

Total operating revenues	$25,360	$25,257	$75,344	$74,672
Operating Income Margin	30.0%	29.9%	30.0%	29.4%
Segment EBITDA Margin	43.4%	42.8%	43.4%	42.5%

Business
(dollars in millions)
Unaudited	3 Mos. Ended 9/30/24	3 Mos. Ended 9/30/23	9 Mos. Ended 9/30/24	9 Mos. Ended 9/30/23

Operating Income	$565	$539	$1,464	$1,623
Add Depreciation and amortization expense	1,040	1,127	3,246	3,324
Segment EBITDA	$1,605	$1,666	$4,710	$4,947
Year over year change %	(3.7)%		(4.8)%

Total operating revenues	$7,351	$7,527	$22,027	$22,504
Operating Income Margin	7.7%	7.2%	6.6%	7.2%
Segment EBITDA Margin	21.8%	22.1%	21.4%	22.0%